Exhibit 99

NEWS RELEASE	The Ryland Group, Inc.
www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
		Investor Relations	(818) 223-7530

Marya Jones, Director, Communications
		Media Relations	(818) 223-7591

RYLAND CALLS $150 MILLION 9¾% SENIOR NOTES DUE 2010

CALABASAS, Calif., (July 15, 2005) — The Ryland Group, Inc. (NYSE: RYL), one of the nation’s largest homebuilders, announced that it is calling all of its 9¾% Senior Notes due 2010 for full redemption on September 1, 2005 in accordance with the terms of the indenture governing the notes.  The $150 million principal amount outstanding includes $3 million of notes owned by the Company. The notes will be called at a premium of 104.875% to be paid along with accrued and unpaid semi-annual interest on September 1, 2005.  Holders of the notes will receive a notice of redemption setting forth the redemption procedures.

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The company currently operates in 27 markets across the country and has built more than 235,000 homes and financed more than 200,000 mortgages since its founding in 1967.   Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

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